Exhibit 10.1

Execution Version

SECURED CONVERTIBLE NOTE AGREEMENT

This Agreement made effective October 24, 2022 (the “Effective Date”)

BETWEEN:

LEXAGENE HOLDINGS INC., a corporation incorporated under the Laws of British Columbia and having its principal place of business at 500 Cummings Center, Suite 4550, Beverly, Massachusetts 01915

(the “Borrower”)

AND:

MERIDIAN LGH HOLDINGS 2, LLC, a Texas limited liability company having its principal place of business at 3811 Turtle Creek Boulevard, Suite 875, Dallas, Texas 75219, or its assigns

(the “Lender”)

WHEREAS:

A.             The Lender has agreed to loan to the Borrower and the Borrower has agreed to issue to the Lender a secured convertible note pursuant to which the Borrower promises to pay to the order of Lender the principal amount of up to US$1,600,000.00 or the aggregate of such amounts as the Lender has disbursed to the Borrower pursuant to Section 3(b), together with all accrued interest thereon, on the terms and conditions set out herein; and

B.            The parties wish to record the terms and conditions of the loan and the issuance of the secured convertible note, which will be made pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.              Definitions. Capitalized terms used herein shall have the following meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Advance” means each disbursement made by the Lender to the Borrower pursuant to Section 2.2.

“Agreement” means this secured convertible loan agreement.

“Anti-Corruption Law” means any Laws of any jurisdiction applicable to a Loan Party related to or concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Officials Act (Canada).

“Anti-Money Laundering Law” means any Laws of any jurisdiction applicable to a Loan Party related to money laundering or financing terrorism, including the United States PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), the Trading With the Enemy Act, and Executive Order 13224 (effective September 24, 2001) and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Securities Laws” means applicable securities Laws of the United States of America and each of the provinces and territories of Canada and the rules, regulations, policies, blanket orders, instruments, notices and orders issued by applicable securities regulatory authorities, including the TSX-V and OTCQB Venture Market, having application over the Borrower.

“Articles” means, collectively, the Articles of the Borrower adopted by special resolution of the shareholders of the Borrower on December 16, 2021 and effective on December 22, 2021 pursuant to the BCBCA and the Notice of Articles of the Borrower issued by the British Columbia Corporate Registry.

“Audited Financial Statements” is defined in Section 7(e)(i).

“Bankruptcy Event” means any of the following events: (a) the Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of Debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction relating to the Borrower or any Subsidiary thereof, as the case may be, (b) there is commenced against the Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its Debts or (g) the Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Rate” means the rate equal to twelve percent (12%).

“BCBCA” means the Business Corporations Act (British Columbia).

“Blocked Person” means any Person that (a) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (b) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act or with Canada under the United Nations Act (Canada), the Special Economic Measures Act (Canada) and the Justice for Victims of Corrupt Foreign Officials Act (Canada).

“Borrower” is defined on the first page of this Agreement.

“Borrower Directors” means those directors appointed by the directors or shareholders of Borrower, as the case may be, in accordance with the Articles and the Business Corporations Act (British Columbia).

“Borrower Incentive Plan” is defined in Section 7(c)(i).

“Borrowing Request” is defined in Section 3(b).

“Business Day” means any day except any Saturday, any Sunday or any other day on which commercial banks located in Boston, Massachusetts and Vancouver, British Columbia and are authorized or required by Law or other governmental action to be closed for business.

“Capital Expenditures” with respect to any Person, means the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets, software, or additions to equipment (including replacements, capitalized repairs, and improvements) which are required to be capitalized under U.S. GAAP on the balance sheet of such Person.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, (b) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the Common Shares of the Borrower or the successor entity of such transaction, (c) the Borrower sells or transfers all or substantially all of its assets to another Person, or (d) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Collateral” is defined in the Security Agreement.

“Commitment Period” means the period of time from the date of the Note to the Maturity Date.

“Common Shares” means common shares in the capital of the Borrower.

“Competent Court” means the United States District Court for the Northern District of Texas (Dallas Division) or a District Court of the State of Texas located in Dallas County, Texas, so long as one of such courts shall have subject-matter jurisdiction over the suit, action or proceeding brought before such court.

"Contractual Obligation" of any Person, means any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound, other than the Obligations.

“Conversion Date” means the date on which written notice of conversion is delivered to the Borrower pursuant to Section 6.

“Conversion Price” means the Interest Conversion Price and/or the Principal Conversion Price as the case may be.

“Conversion Shares” means the Common Shares issuable upon conversion of outstanding Principal Amount of the Note and accrued interest thereon in accordance with the terms hereof.

“Corporate Transaction” means each of the following events: (a) a merger or amalgamation in which the Borrower is a constituent party or a Subsidiary of the Borrower is a constituent party and the Borrower issues share capital pursuant to such merger or amalgamation, except any such merger or amalgamation involving the Borrower or a Subsidiary in which the share capital of the Borrower outstanding immediately prior to such merger or amalgamation continues to represent, or is converted into or exchanged for share capital that represents, immediately following such merger or amalgamation, at least a majority of the share capital of (1) the surviving or resulting company or (2) if the surviving or resulting company is a wholly-owned Subsidiary of another company immediately following such merger or amalgamation, the parent company of such surviving or resulting company; or (b)(1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Borrower or any Subsidiary of the Borrower of all or substantially all the assets of the Loan Parties taken as a whole (including, without limitation, MiQLab technology, intellectual property and know-how), or (2) the sale or disposition (whether by merger, amalgamation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Borrower if substantially all of the assets of the Loan Parties taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Borrower.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in Section 11(a) which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 11(a) would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Base Rate plus four percent (4%).

“Equity Interests” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and any and all warrants, rights, or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Code Section 414.

“Event of Default” is defined in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excluded Issuance” means an issuance or sale of any Equity Securities issued or sold by the Borrower in connection with: (a) a grant to any existing or prospective Borrower Directors, officers or other employees, consultants or service providers of the Borrower or any Subsidiary pursuant to the Borrower Incentive Plan or similar equity-based plans or other compensation agreement; (b) the conversion or exchange of any options, warrants, convertible securities or other commitments of the Borrower existing at the Effective Date or entered into as a part of a Next Equity Financing; or (c) any merger, amalgamation or other business combination involving the Borrower or any Subsidiary.

“FDA” is defined in Section 7(n)(i).

“FDA Application Integrity Policy” is defined in Section 7(n)(ii).

“Financial Statements” is defined in Section 7(e)(i).

“Foreign Private Issuer” has the meaning ascribed thereto in Rule 405 under the Securities Act.

“Global Budget” is defined in Section 2.

“Governmental Authority” means any federal, state, provincial, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Health Authorities” means Health Canada, the U.S. Department of Agriculture, the FDA, the National Medical Product Administration of China, any notified body designated by any European Union country, or any other international public health regulatory authorities.

“Lender” is defined on the first page of this Agreement.

“Indemnified Party” is defined in Section 12(c)(ii).

“Indemnified Tax” is defined in Section 3(e)(i).

“Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the laws of any jurisdiction throughout the world, including such property that is owned by the Borrower (“Borrower IP”) and that in which the Borrower holds exclusive or non-exclusive rights or interests granted by license from other Persons, including Subsidiaries of the Borrower (“Licensed IP”): (a) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (c) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (d) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and (e) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

“Interest Conversion Price” is defined in Section 6(b).

“Interim Financial Statements” is defined in Section 7(e)(i).

“Joint Actors” is defined in Section 6(c).

“Knowledge of the Borrower” or the “Borrower’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of the CEO, CFO, COO and any director of the Borrower, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of law of any Governmental Authority.

“Liabilities” is defined in Section 7(e)(ii).

“Lien” means any charge, claim, community property interest, pledge, condition, equitable interest, option, security interest, mortgage, lien (statutory or otherwise), easement, encroachment, right of way, right of first refusal, or restriction of any kind, including, any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Loan Documents” is defined in Section 7(a).

“Loan Parties” means the Borrower and each Subsidiary of Borrower.

“Material Adverse Effect” is defined in Section 7(a).

“Material Contracts” with respect to any Loan Party, means each contract which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties, including (for purposes of clarity) Intellectual Property.

“Maturity Date” means the earlier of (a) March 1, 2023, unless extended by consent of Lender, which consent may be given in its sole discretion, and (b) the date on which all amounts under the Note shall become due and payable pursuant to Section 6 or Section 11(b).

“Next Equity Financing” shall mean any issuance and sale by the Borrower of Common Shares or securities convertible, exercisable or exchangeable into Common Shares in a public offering or private placement in Canada or the United States of America made in accordance with Applicable Securities Laws, that results in gross proceeds to the Borrower of not less than US$5,000,000 (excluding the Principal Amount of the Note), which issuance and sale is consummated on or before the Maturity Date.

“Note” is defined in Section 2.

“Note Certificate” means the certificate representing the Note, the form of which is attached hereto as Exhibit A.

“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, covenants, and indemnities of, any Loan Party arising under any Loan Document or otherwise with respect to the Note, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Original Issue Date” is defined in Section 2(b).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with U.S. GAAP, (b) Liens imposed by Law which were incurred in the ordinary course of the business of the Borrower or any of its Subsidiaries, such as suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens, statutory workmen’s, repairmen’s and landlords’ Liens, and other similar Liens arising in the ordinary course of the business of the Borrower or any Subsidiary, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Loan Parties or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness provided that such Liens are not secured by assets of the Borrower or any Subsidiary other than the assets so acquired or leased.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Plan” means any “employee benefit plan” that is covered by Title IV of ERISA and in respect of which the Borrower or an ERISA Affiliate is (or, if such plan were terminated at such time, would under §4062 or §4069 of ERISA be deemed to be) an “employer” as defined in §3(5) of ERISA.

“PPSA” means the Personal Property Security Act (British Columbia), as amended from time to time.

“Principal Amount” is defined in Section 2.

“Principal Conversion Price” is defined in Section 6(a).

“Public Record” means all information (a) filed by or on behalf of the Borrower with the Canadian securities regulators and accessible at the Borrower’s profile as filed on SEDAR (www.sedar.com) since March 1, 2020 and (b) with the SEC and accessible at the Borrower’s profile as filed on EDGAR (www.edgar.gov) in compliance, or intended compliance, with the obligations imposed on the Borrower under the Exchange Act.

“Quarterly Projection(s)” is defined in Section 8(a)(iv).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of such Person and its affiliates.

“Requirement of Law” is defined in Section 7(g)(ii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and among the Borrower, the other applicable Loan Parties and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Subsidiary” means any Person in which the Borrower, directly or indirectly, owns or controls sufficient capital stock, equity or a similar interest such that it is consolidated with the Borrower in the financial statements of the Borrower.

“Taxes” means all federal, state, provincial, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“TSX-V” means the TSX Venture Exchange.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

“U.S. GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, applied on a consistent basis from period to period.

“U.S. person” has the meaning ascribed thereto in Rule 902(k) of Regulation S.

“Use of Proceeds Statement” is defined in Section 3(b).

2.              Issuance of the Note.

(a)            The Note. Subject to the terms and conditions of this Agreement, at the Closing, the Borrower shall issue and sell to the Lender a secured convertible note (the “Note”) in the principal amount of up to US$1,600,000.00 (the “Principal Amount”) bearing interest at the Base Rate, subject to any adjustment of the Base Rate as set forth in this Agreement. The Note shall be in the form attached hereto as Exhibit B attached hereto. The purchase price of the Note shall be equal to 100% of the Principal Amount of the Note.

(b)           Closing. Closing of the issuance of the Note (the “Closing”) shall take place virtually on ●, 2022 (the “Original Issue Date”) or such other date as is mutually agreeable to the Borrower and Lender.

(c)            Deliverables. At the Closing,

(i)            the Lender shall deliver to the Borrower a check or wire transfer of immediately available funds in the amount of the initial Advance; and

(ii)           the Borrower shall execute and deliver to the Borrower (A) the Note Certificate reflecting the name of the Borrower representing the Principal Amount, (B) a certificate of officer pursuant to Section 6(d)(iv), and (B) the Security Agreement. The Note Certificate and the Security Agreement hall be a binding obligation of the Borrower upon execution thereof by the Borrower and delivery thereof to the Lender.

(d)            Conditions to Closing. The obligations of the Parties to the issuance of the Note hereunder shall be subject to the following conditions:

(i)            Receipt of approval of the TSX-V to the issuance of the Note;

(ii)           Receipt by the Lender of a forecast prepared by management of the Borrower, in form satisfactory to Lender, of projected consolidated balance sheet, income statement, statement of cash flows, projected changes in financial position and a description of the underlying assumptions applicable thereto for the period from June 1, 2022 to March 31, 2023 (the “Global Budget”);

(iii)          With respect to the initial Advance, receipt by the Lender of a Borrowing Request and a Use of Proceeds Statement setting forth how the requested initial Advance will be utilized by the Company;

(iv)          Evidence, satisfactory to the Lender, that the Borrower has commenced the Next Equity Financing;

(v)           The Security Agreement shall have been executed and delivered by the Borrower, the other Loan Parties and the Lender (as applicable);

(vi)          The representations and warranties of the Borrower contained in this Agreement shall be true and correct on and as of the date of the Closing, except (A) for changes contemplated by this Agreement, and (B) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and the Borrower shall have delivered to the Lender a certificate of a senior officer of the Borrower bringing forward to the Closing all such applicable representations and warranties;

(vii)         No Event of Default has occurred and is continuing or would arise immediately after giving effect to or as a result of the Closing;

(viii)        Searches shall have been conducted in all jurisdictions where the Lender considers it necessary or desirable to make effective the security created or intended to be created thereby and to ensure the perfection and first ranking priority security interest

(ix)           The Security Agreement shall have been properly registered, filed and recorded in all places in Canada, as required; and

(x)            Financing statements shall have been filed in the Commonwealth of Massachusetts, any other U.S. state where each Lender Party’s assets may be situated, and with the appropriate Governmental Authority in British Columbia.

3.              Loan Disbursement Mechanics; Payment Dates.

(a)            Commitment. Subject to Section 3(b), the Lender shall make available to the Borrower one or more Advances during the Commitment Period in the aggregate amount not to exceed the Principal Amount.

(b)            Advances. As a condition to the disbursement of any Advances, the Borrower shall, at least three (3) Business Days prior to the requested disbursement date, deliver to the Lender a written notice (the “Borrowing Request”) setting out: (a) that no Default has occurred and is continuing; (b) the amount of the Advance being requested by the Borrower (which amount will not exceed the amount set forth in the Use of Proceeds Statement); (c) a “Use of Proceeds Statement” in a form acceptable to the Lender setting forth in detail what costs and expenses of the Lender Parties will be paid using the Advance being requested by the Borrower; and (d) the date on which the Borrower is requesting the Advance be disbursed. Each Borrowing Request shall be deemed to repeat the Borrower’s representations and warranties set forth in Section 7 as of the date of such Borrowing Request, unless Borrower states otherwise as a result of a particular representation or warranty no longer being correct. Upon receipt of the Borrowing Request and Use of Proceeds Statement, the Lender shall review each document and notify the Borrower within two (2) Business Days of the Borrowing Request issue date of any disagreement with respect to the use of proceeds as set forth in the Use of Proceeds Statement. Upon resolution of any disagreements with respect to the use of proceeds provided by the Advance, the Lender shall make available to the Borrower on the disbursement date set forth in the Borrowing Request, or as soon thereafter as practicable, the amount of the Advance in immediately available funds.

(c)            Payment Date. The aggregate unpaid Principal Amount of the Note, all accrued and unpaid interest, and all other amounts payable under the Note, shall be due and payable on the Maturity Date.

(d)            Optional Prepayments. The Borrower may prepay the Note in whole or in part at any time or from time to time without penalty or premium by paying the Principal Amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

(e)            Taxes.

(i)            Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law. If any of the Loan Parties is required by applicable Law to deduct or withhold any Taxes from such payments (each an “Indemnified Tax”), then: (A) if such Tax is an Indemnified Tax, the amount payable by the applicable Loan Party shall be increased so that after all such required deductions or withholdings are made (including deductions or withholdings applicable to additional amounts payable under this Section 3(e)(i)), the Lender receives an amount equal to the amount it would have received had no such deduction or withholding been made; and (B) the Loan Parties shall make such deductions or withholdings and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.

(ii)           Without limiting the provisions of Section 3(e)(i) above, the Loan Parties shall pay timely any other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(iii)          The Loan Parties shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed on or attributable to amounts payable under this Section 3(e)) paid or payable by the Lender, on or with respect to an amount payable by any Loan Party under or in respect of this Agreement, the Note or under any other Loan Document, together with any expenses arising in connection therewith and with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate from the Lender as to the amount of such payment or liability delivered to the Borrower shall be conclusive absent manifest error.

(iv)           As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3(e), such Loan Party shall deliver to the Lender the original or certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the relevant return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

4.              Security Agreement. The Borrower’s performance of its obligations under this Agreement and the Note is secured by a first priority security interest in the Collateral specified in the Security Agreement.

5.              Interest.

(a)            Interest Rate. Except as otherwise provided herein, the outstanding Principal Amount of the Note shall bear interest at the Base Rate from the Original Issue Date until the Note is paid in full, whether at maturity, by prepayment, by conversion, upon acceleration or otherwise.

(b)            Interest Payment Dates. Interest shall be payable (i) together with any prepayment of principal as stated in Section 3(d) and (ii) all remaining interest due and payable on the outstanding principal on the Maturity Date.

(c)            Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by conversion, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

(d)            Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the Note from the Original Issue Date to the date on which it is paid in full.

(e)            Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Note shall exceed the maximum rate of interest permitted to be charged by the Lender to the Borrower under applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal.

6.              Conversion and Maturity Acceleration. At any time after the Original Issue Date and on the earlier to occur of the consummation of a Next Equity Financing or a Corporate Transaction or the Maturity Date, the Lender may elect that either: (a) the Borrower pay the Lender an amount equal to the sum of (i) all accrued and unpaid interest due on the Note and (ii) the outstanding Principal Amount of the Note; or (b) convert the outstanding Principal Amount of the Note, together with, subject to TSX-V approval, all accrued and unpaid interest due thereon, into Conversion Shares as described below by delivering a written notice of conversion to the Borrower, the form of which notice is attached to the Note Certificate as Exhibit A.

(a)            Conversion of the Principal Amount. The number of Conversion Shares issuable upon conversion of the Principal Amount shall be equal to the quotient (rounded down to the nearest whole share) obtained by dividing (i) the outstanding Principal Amount of the Note on the Conversion Date by (ii) US$0.17 (CAD$.023) (the “Principal Conversion Price”)..

(b)            Conversion of the Interest. Subject to TSX-V approval, the number of Conversion Shares issuable upon conversion of all accrued and unpaid interest due on the Principal Amount shall be equal to the quotient (rounded down to the nearest whole share) obtained by dividing (i) the outstanding accrued and unpaid interest on the Note on the Conversion Date by (ii) the last closing price (in US$) of the Common Shares on the TSX-V on the day prior to the issuance of a news release announcing the conversion of the Note and the settlement of the outstanding interest (the “Interest Conversion Price”).

(c)            20% Blocker. Notwithstanding anything contained herein to the contrary, the Lender may not convert the Note or any accrued and unpaid interest on the Note, and the Borrower will not give effect to any such conversion, if, after giving effect to such conversion, the Lender, together with any person or company acting jointly or in concert with the Lender (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Borrower which is twenty percent (20%) or greater of the total issued and outstanding voting securities of the Borrower, immediately after giving effect to such conversion. For greater certainty, the Lender may not convert the Note or any accrued and unpaid interest on the Note, in whole or in part, and the Borrower will not give effect to any such conversion, if, after giving effect to such exercise, the Lender, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Borrower.

(d)            Adjustment. If the Borrower, at any time while the Note is outstanding: (A)  pays a stock dividend or otherwise makes a distribution payable in Common Shares on Equity Securities (which, for avoidance of doubt, shall not include any Common Shares issued by the Borrower upon conversion of the Note), (B) subdivides outstanding Common Shares into a larger number of shares, (C) combines (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares or (D) issues, in the event of a reclassification of Common Shares, any shares of capital stock of the Borrower, then each applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of the Borrower) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Lender of the termination of such proposed declaration or distribution as to any unconverted Principal Amount at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination, amalgamation or re-classification.

(e)            Mechanics of Conversion.

(i)            Financing Agreements. The Lender acknowledges that the conversion of the Note into Conversion Shares may require the Lender’s execution of certain agreements relating to the purchase and sale of the Conversion Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities. The Lender agrees to execute all of such agreements in connection with the conversion of the Note.

(ii)            Delivery of Certificates Upon Conversion. As promptly as practicable after the Conversion Date, the Borrower (at its expense) will issue and deliver a certificate(s) or DRS statement evidencing the Conversion Shares to the Lender. The Borrower will not be required to issue or deliver the Conversion Shares until the Lender has surrendered the Note to the Borrower (or provided an instrument of cancellation or affidavit of loss).

(iii)           Obligation to Deliver Conversion Shares Absolute. Except as set forth in the next succeeding sentence and subject to Section 6(e), to the extent permitted by applicable Law, the Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of the Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any prior waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other Person of any obligation to the Borrower or any violation or alleged violation of Law by the Lender or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender.

(iv)           Reservation of Shares Issuable Upon Conversion. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of this Note, free from pre-emptive rights or any other actual contingent purchase rights of Persons other than the Lender, not less than such aggregate number of Common Shares as shall be issuable upon the conversion of the then outstanding Principal Amount of the Note.

(v)           Transfer Taxes. The issuance of the Conversion Shares shall be made without charge to the Lender hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates.

(vi)           Compliance with Applicable Laws. The Borrower and the Lender covenant to comply with all Applicable Securities Laws and make such filings and public disclosures as required with respect to this Agreement and the Note.

7.              Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to Lender that the following representations are true and complete as of the Effective Date, except as otherwise indicated.

(a)            Organization, Qualification and Authority of the Borrower. The Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the Province of British Columbia and has full corporate power and authority to (a) execute and deliver this Agreement, the Note Certificate, the Security Agreement and such other documents as may be necessary to perfect the first priority security interest of Lender in the Collateral specified in the Security Agreement (collectively, the “Loan Documents”) to which the Borrower is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and its Subsidiaries and to carry on the business of the Loan Parties as it has been and is currently conducted. The Borrower and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (a) a material adverse effect on the legality, validity or enforceability of the Loan Documents, (b) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Borrower, or (c) a material adverse effect on the Borrower’s ability to perform in any material respect on a timely basis its obligations under this Agreement and the Note (any of (a), (b) and (c), a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(b)            Authorization. All corporate action required to be taken by the Borrower Directors in order to authorize the Borrower to enter into the Loan Documents has been taken. All action on the part of the officers of the Borrower necessary for the execution and delivery of the Loan Documents, the performance of all obligations of the Borrower under the Loan Documents to be performed as of the Original Issue Date, and the reservation of the Conversion Shares to be issued upon conversion of the Note. The Loan Documents, when executed and delivered by the Borrower, shall constitute valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)            Capitalization.

(i)            The authorized capital of the Borrower consists of an unlimited number of Common Shares, without nominal or par value, and without any special rights or restrictions, as designate by the Borrower Directors from time to time pursuant to the Articles, of which immediately prior to the date of this Agreement, (i) 138,732,998 Common Shares are issued and outstanding as fully paid and non-assessable, (ii) 34,579,760 Common Shares are reserved for issuance under common share purchase warrants, (iii) 4,014,400 Common Shares are reserved for issuance upon exercise of outstanding stock options and (iv) 2,751,390 Common Shares are reserved for issuance upon the vesting of restricted share units issued pursuant to the Omnibus Incentive Plan of the Borrower dated July 25, 2017, as amended August 23, 2019, November 10, 2020 and December 16, 2021 (the “Borrower Incentive Plan”).

(ii)            All of the outstanding Equity Interests in each Subsidiary have been validly issued, are fully paid and non-assessable, and are owned by a Loan Party free and clear of all Liens except those created under the Loan Documents.

(iii)           All outstanding or authorized (i) stock options under the Borrower Incentive Plan and (ii) any other, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital shares of the Borrower or obligating the Borrower to issue or sell any Common Shares of, or any other interest in, the Borrower, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. Except as set forth in the Public Record, the Borrower does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights, nor any voting trusts, stock agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any Common Shares or of other capital stock or other securities of the Borrower.

(iv)          None of the agreements or documents set forth in subparagraph (ii) above (other than as disclosed in the Public Record) contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Borrower Incentive Plan is not assumed in a Corporate Transaction. Except as set forth in any stock option or other grant authorized pursuant to the terms of the Borrower Incentive Plan and any outstanding warrants, the Borrower has no obligation, contingent or otherwise, to purchase or redeem any of its capital shares.

(v)           The Conversion Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and non-assessable and free of restrictions on transfer other than as described in Applicable Securities Laws.

(vi)          No order ceasing or suspending trading of the Common Shares nor prohibiting the sale of Common Shares has been issued by the TSX-V or the OTCQB Venture Market to the Borrower or its directors, officers or promoters and, to the Borrower’s knowledge, no investigation or proceedings for such purposes are pending or threatened.

(d)            No Contravention. The execution, delivery, and performance of the Loan Documents, the issuance of the Note, and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

(e)            Financial Statements.

(i)             Complete copies of the Borrower’s audited consolidated financial statements consisting of the consolidated statement of financial position of the Borrower as of February 28, 2022, and the related consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended (the “Audited Financial Statements”), and condensed interim unaudited consolidated financial statements consisting of the condensed interim consolidated statements of financial position for the three months ended May 31, 2022 and the related condensed interim consolidated statements of comprehensive loss, changes of equity and cash flows for the three months ended May 31, 2022 and May 31, 2021, (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”) are contained in Amendment No. 1 to the Borrower’s registration statement on Form 10 under the Exchange Act, as filed with the SEC on August 9, 2022. The Annual Financial Statements and the Interim Financial Statement have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The Financial Statements are based on the books and records of the Borrower, and fairly present in all material respects the financial condition and operating results of the Borrower as of the respective dates, and for the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements).

(ii)            Except as set out in the Financial Statements and the Public Record, the Borrower has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Audited Financial Statements, and (b) those which have been incurred in the ordinary course of business consistent with past practice since February 28, 2022.

(f)            Books and Records. The minute books and stock record books of the Borrower are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Borrower contain in all material respects accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the Borrower Directors and any committees of the Borrower Directors, and no meeting, or action taken by written consent, of any such stockholders, directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

(g)            Compliance with Applicable Laws.

(i)            The Borrower is a reporting issuer or the equivalent under Applicable Securities Laws of the provinces and territories of Canada, the Common Shares are registered as a class pursuant to section 12(g) of the Exchange Act, and the Common Shares are listed and posted for trading on the TSX-V under the trading symbol “LXG” and on the OTCQB Venture Market in the U.S. under the symbol “LXXGF”. The Borrower (a) is in compliance with all Applicable Securities Laws in all material respects and (b) has complied, or will comply, with all Applicable Securities Laws and applicable corporate Laws in connection with the Note and conversion of the Note into Conversion Shares.

(ii)           The Borrower is in compliance with its Articles, and each Subsidiary is in compliance with its respective certificate of formation and by-laws or other organizational or governing documents, and any Law applicable or binding on such Person or any of its property or to which such Person or any of its property is subject (the “Requirements of Law”) except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)            Ownership of Property; Liens. Each Loan Party has fee simple title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property and none of such property is subject to any Lien except for Permitted Liens and such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)             Legal Proceedings; Governmental Orders.

(i)            There are no Actions pending or, to the Borrower’s Knowledge, threatened against or by the Borrower affecting any of its properties or assets (or by or against the Borrower or any Affiliate thereof and relating to the Borrower). To the Knowledge of the Borrower, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(ii)           There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Borrower or any of its properties or assets.

(j)             Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles, and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates. Each insurance policy of the Loan Parties is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

(k)            Material Contracts. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

(l)             Intellectual Property. Each Loan Party owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted or proposed to be conducted. No material claim has been asserted and is pending by any Person challenging the use, validity, or effectiveness of any Intellectual Property, nor is the Borrower aware of any valid basis for any such claim. The use of Intellectual Property by each Loan Party does not materially infringe on the rights of any Person.

(m)           Permits. All Permits required for the Borrower to conduct its business have been obtained by it and are valid and in full force and effect except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

(n)            Compliance and Approvals.

(i)            The Loan Parties possess all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate Health Authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by any Health Authorities engaged in the regulation of drugs, pharmaceuticals, medical devices or biohazardous materials. No Loan Party has received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. No Loan Party or, to the Knowledge of Borrower, any officer, employee or agent of Loan Party has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the United States Federal Drug Administration (the “FDA”) under 21 U.S.C. Sections 335(a) or (b), or any similar Law of any other Health Authority, (B) debarment, suspension, or exclusion under any federal healthcare programs or by the General Services Administration, or (C) exclusion under federal government healthcare programs (42 U.S.C. Section 1320a-7) or any similar Law of any Health Authority.

(ii)            No Loan Party nor any of its respective officers, employees or, to the Knowledge of Borrower, any of its contractors or agents is the subject of any pending or threatened investigation by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other applicable Health Authority pursuant to any similar policy. No Loan Party nor any of its respective officers, employees, contractors, and agents has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or for any other applicable Health Authority to invoke a similar policy. No Loan Party nor any of its respective officers, employees, or to the Knowledge of Borrower, any of its respective contractors or agents has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA or any other applicable Health Authority.

(iii)           Each Loan Party, as applicable, is and has been in compliance with all applicable Laws administered or issued by the FDA or other applicable Health Authority, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Loan Parties, or complaint handling or adverse event reporting.

(o)            Taxes.

(i)            Each Loan Party has filed all Tax Returns that are required to be filed and has paid all Taxes shown thereon to be due, together with applicable interest and penalties, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority (except those that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with U.S. GAAP have been provided on the books of the relevant Loan Party). No Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax. No Loan Party is a party to any tax sharing agreement.

(ii)            No issues have been raised by the Internal Revenue Service or Canada Revenue Agency in respect of each taxable year of each Loan Party for which income tax returns have been filed but for which the statute of limitations for assessment or collection has not expired or by any taxing authorities that, in the aggregate would reasonably be expected to have a Material Adverse Effect.

(p)            Employee Benefit Plan Compliance. Each Plan is in compliance with ERISA, the Code and any Requirement of Law in all material respects; neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Code Sections 412 or 430 or ERISA Section 302) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which could reasonably be expected to result in material liability to any Loan Party. No Plan has terminated resulting in any liability that has remained underfunded, and no Lien has been incurred in favor of the PBGC or a Plan, during such five-year period. Based on the assumptions used to fund each Plan, the present value of all accrued benefits under each Plan did not materially exceed the value of the assets of such Plan allocable to such accrued benefit as of the last annual valuation date prior to the date on which this representation is made. No Loan Party has incurred or is reasonably expected to incur any liability for a complete or partial withdrawal (within the meaning of section 4203 or 4205 of ERISA) that would reasonably be expected to result in a material liability under ERISA, in connection with any Plan.

(q)            No Default. No Default or Event of Default has occurred and is continuing and no default has occurred and is continuing under or with respect to any Contractual Obligation of the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(r)            Security Documents. The Security Agreement creates in favor of the Lender a legal, valid, continuing, and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule 5 of the Security Agreement. Upon such filings and/or the obtaining of “control” (as defined in the Uniform Commercial Code), the Lender will have a perfected Lien on, and security interest in, to and under all right, title, and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording, or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the Uniform Commercial Code and the PPSA, as applicable) or by obtaining control, under the Uniform Commercial Code (in effect on the date this representation is made) in each case prior and superior in right to any other Person, except for Permitted Liens.

(s)            Anti-Terrorism and Money Laundering. No Loan Party or, to the Knowledge of Borrower, any of its affiliates or respective officers, directors, brokers or agents acting or benefiting in any capacity in connection with the Note: (i) is a Blocked Person; (ii) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Blocked Person; (iii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Money Laundering Law; (iv) engages or conspires to engage in any transaction or activity that evades or avoids, or has the purpose of evading or avoiding , or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering Law; or (v) has used company funds for any unlawful activity, directly or indirectly, in violation of any Anti-Corruption Law.

(t)            Accuracy of Information. The Borrower has disclosed to the Lender all agreements, instruments, and corporate or other restrictions to which it or any of its Subsidiaries is subject as of the Effective Date, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate, or statement furnished by or on behalf of the Borrower to the Lender, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading. The Quarterly Projections included in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made; it being recognized by the Lender that such Quarterly Projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by the Quarterly Projections may differ from such projected results and such differences may be material.

8.            Affirmative Covenants. So long as portion of the Note remains outstanding, the Borrower shall, and shall cause its Subsidiaries to (except that, in the case of the covenants set forth in Sections 8(a), 8(b) and 8(c)), furnish the following materials to the Lender:

(a)            Financial Information. Either by delivery or by public filing in accordance with Applicable Securities Laws:

(i)            As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the annual consolidated audit report of the Borrower for such year including a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of RSM US LLP or other independent certified public accountants of nationally recognized standing, including a statement that such financial statements present fairly, in all material respects, the financial position of Borrower and were prepared in conformity with U.S. GAAP applied consistently throughout the periods reflected therein and with prior periods; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide a reconciliation of such financial statements to U.S. GAAP.

(ii)            As soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the Chief Executive Officer and Chief Financial Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

(iii)            As soon as available, but in any event not later than thirty (30) days after the end of each month occurring so long as any portion of the Note remains outstanding, (A) the unaudited consolidated balance sheets of the Borrower as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the preceding month, certified by the Chief Financial Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (B) a reconciliation of such statements with the budget for such monthly period previously provided to Lender.

(iv)            At least ten (10) days prior to the first day of the next calendar month (commencing with the month beginning December 1, 2022) and for so long as any portion of the principal and accrued and unpaid interest of the Note is outstanding, forecasts prepared by management of the Loan Parties, in form satisfactory to Lender, of projected quarterly consolidated balance sheets, income statements, statements of cash flows, projected changes in financial position, and a description of the underlying assumptions applicable thereto (each a “Quarterly Projection” and, collectively the “Quarterly Projections”), together with (A) a narrative discussion and analysis of the financial condition and results of operations of the Loan Parties for such fiscal quarter as compared to the comparable periods of the Global Budget and the previous Quarterly Projection and (B) a certificate of the Chief Financial Officer of the Borrower stating that such Quarterly Projection is based on reasonable estimates, information, and assumptions and that such officer has no reason to believe that such Quarterly Projections are incorrect or misleading in any material respect.

(b)            Other Information.

(i)             Promptly, and in any event within ten (10) days thereafter, to the extent not previously disclosed to the Lender, a description of any change in the jurisdiction of organization of any Loan Party;

(ii)            Promptly after the same are sent, copies of all proxy statements, financial statements, and reports that Borrower sends to any of its securities Lenders, and copies of all reports and registration statements that Borrower files with the Canadian securities commissions, the SEC, the TSX-V or any other national securities exchange;

(iii)           Promptly upon receipt of the same, copies of all notices, requests, and other documents received by any Loan Party under or pursuant to any Material Contract or instrument, indenture, or loan agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect, and such information and reports regarding Material Contracts and such instruments, indentures, and loan agreements as the Lender may request from time to time; and

(iv)          Such other information respecting the business, condition (financial or otherwise), operations, performance, properties, or prospects of any Loan Party as the Lender may from time to time reasonably request.

(c)            Notices. Promptly, and in any event within five (5) days, give notice to the Lender of:

(i)             the occurrence of any Default or Event of Default;

(ii)            Any (A) default or event of default under any Material Contract of any Loan Party or (B) litigation, investigation, or proceeding that may exist at any time between any Loan Party and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(iii)           Any litigation or proceeding affecting any Loan Party (i) in which the amount involved is at least US$25,000 and not covered in full by insurance, (ii) in which injunctive or similar relief is sought, or (iii) which relates to any Loan Document;

(iv)          The following events, as soon as possible and in any event within 30 days after the Borrower or any of its ERISA Affiliate knows or has reason to know thereof:

(A)            the occurrence of any reportable event under ERISA with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or any Multiemployer Plan (as defined in Section 400(a)(3) of ERISA); or

(B)             the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization (as defined by ERISA), or insolvency (as defined by ERISA) of, any Plan; and

(v)            Any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(d)            Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Lender and, upon request of the Lender, make to each other party to each Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except, in any case, where the failure to do so, either individually or in the aggregate would not be reasonably likely to have Material Adverse Effect.

(e)            Maintenance of Property and Insurance.

(i)            Maintain and preserve all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(ii)           Maintain the insurance in effect as of the date of this Agreement with respect to its property and business.

(f)            Inspection of Property. Permit the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon the occurrence and continuation of a Default or Event of Default and to discuss its business operations, properties, and financial and other condition with its directors, officers and its independent public accountants.

(g)            Use of Proceeds. Borrower may only use the proceeds of any Advance to pay the costs and expenses of the Company and its Subsidiaries as set forth in a Use of Proceeds Statement approved by the Lender.

(h)            Additional Collateral. With respect to any property acquired after the Original Issue Date by any Loan Party that is intended to be subject to a Lien created by any Loan Document, other than any property subject to a Lien expressly permitted by this Agreement as to which the Lender does not have a perfected Lien, promptly, and in any event within 30 days of acquiring such property: (i) execute and deliver to the Lender such supplements or amendments to the Security Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such property; and (ii) take all actions necessary or advisable to grant to the Lender a perfected first priority security interest in such property, including the filing of UCC-1 and/or PPSA financing statements or financing change statements in such jurisdictions as may be required by the Security Agreement or by Law or as may be requested by the Lender.

(i)            Further Assurances. Promptly upon the request of the Lender:

(i)            Correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

(ii)           Do, execute, acknowledge, deliver, record, re-record, file, re-file, register, and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements, financing change statements and continuations thereof, termination statements, notices of assignments, transfers, certificates, assurances, and other instruments as the Lender may require from time to time in order to: (A) carry out more effectively the purposes of the Loan Documents; (B) to the fullest extent permitted by applicable Law, subject any Loan Party's properties, assets, rights, or interests to the Liens now or hereafter intended to be covered by the Security Agreement and the other Loan Documents; (C) perfect and maintain the validity, effectiveness and priority of the Liens intended to be created under the Security Agreement and the other Loan Documents; and (D) assure, convey, grant, assign, transfer, preserve, protect, and confirm more effectively to the Lender, the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instruments executed in connection with any Loan Document to which any Loan Party is or is to be a party.

9.              Negative Covenants. As long as any principal or accrued interest due on the Note remains outstanding, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

(a)            create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind excluding credit card debt or trade payables incurred in the ordinary course of business not to exceed US$25,000, including, but not limited to, a guarantee of indebtedness for borrowed money;

(b)            other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)            amend any Material Contract or its charter documents, including, without limitation, its certificate of incorporation and the Articles, in any manner that materially and adversely affects any rights of the Lender;

(d)            engage in any business other than businesses of the type conducted by the Loan Parties on the Original Issue Date;

(e)           other than Excluded Issuances, issue any additional Common Shares or securities convertible into Common Shares;

(f)            fund Capital Expenditures in an amount exceeding US$25,000 unless otherwise set forth in a Quarterly Projection;

(g)           declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement, or other acquisition of, any Equity Interests of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, except that the Borrower may make repurchases or redemptions of its Equity Interests (i) in connection with the exercise of stock options or restricted stock awards if such Equity Interests represent all or a portion of the exercise price thereof or (ii) deemed to occur upon the withholding of a portion of such Equity Interests issued to directors, officers, or employees of the Borrower or any Subsidiary under any stock option plan or other benefit plan or agreement for directors, officers, and employees of the Borrower and the Subsidiaries to cover withholding tax obligations of such Persons in respect of such issuance;

(h)           enter into any transaction with any affiliate of the Borrower which would be required to be disclosed in any public filing with the Canadian securities commissions, the SEC or the TSX-V, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested Borrower Directors (even if less than a quorum is otherwise required for board approval);

(i)            sell or dispose of its property or assets, whether now or hereafter acquired except (i) the sale of inventory in the ordinary course of business, (ii) the transfer of properties among the Loan Parties, (iii) the sale or issuance of any Loan Party’s Equity Interests to any other Loan Party, and (iv) the disposition of any property, interests, or assets (A) to any Loan Party and (B) by any Subsidiary to any other Subsidiary;

(j)            merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with the Borrower, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower that is a Loan Party may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender

(k)           cause the termination of or breach any term of the Articles;

(l)            liquidate, dissolve, or wind-up the business and affairs of the Borrower; or

(m)          enter into any agreement with respect to any of the foregoing.

10.            Representations and Warranties of the Lender.

(a)            Authorization. The Lender is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Texas. The Lender has full company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Lender of this Agreement, the performance by the Lender of its obligations hereunder and the consummation by the Lender of the transaction contemplated hereby have been duly authorized by all requisite company action on the part of the Lender. This Agreement has been duly executed and delivered by the Lender, and (assuming due authorization, execution and delivery by the Borrower) this Agreement constitutes a legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms.

(b)            Purchase for Own Account. The Lender is acquiring the Note solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Lender acknowledges that the Conversion Shares are not registered under Applicable Securities Laws (including the Securities Act) or any state securities Laws, and that the Conversion Shares may not be transferred or sold except pursuant to the registration provisions of the Applicable Securities Laws or pursuant to an applicable exemption therefrom and subject to state securities Laws and regulations, as applicable. By executing this Agreement, the Lender further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Conversion Shares.

(c)            Disclosure of Information. The Lender has had an opportunity to discuss the Borrower’s business, management, financial affairs and the terms and conditions of the purchase of the Note with the Borrower’s management and has had an opportunity to review the Borrower’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Borrower in Section 7 of this Agreement or the right of the Lender to rely thereon.

(d)            Restricted Securities. The Lender understands and acknowledges that:

(i)            under the Applicable Securities Laws, and that the Note is being offered and sold to the Lender in reliance on specific exemptions from the prospectus and registration requirements prescribed by such Laws, which exemptions depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed in this Agreement;

(ii)           the Conversion Shares will be issued by the Lender upon conversion of the Note in accordance with their terms pursuant to a specific exemption from the prospectus and registration requirements of Applicable Securities Laws in Canada;

(iii)          the Note may not be converted within the United States, or for the account or benefit of a U.S. person or a person in the United States absent an exemption from the registration or qualification requirements, as applicable, of the Securities Act and applicable U.S. state securities Laws;

(iv)          the Note is, and that the Conversion Shares will upon issuance be, “restricted securities” as defined in Rule 144 under the Securities, and also will be subject to resale restrictions under Applicable Securities Laws in Canada (including a four month holding period prescribed by National Instrument 45-102 – Resale of Securities, as adopted by the Canadian Securities Administrators, which will commence to toll on the Original Issue Date);

(v)           for so long as any Note or the Conversion Shares constitute “restricted securities,” the Lender must not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless

(A)            the sale is to the Borrower;

(B)            the sale is made outside the United States in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, if available, and in compliance with applicable local Laws;

(C)            the securities are sold pursuant to an effective registration statement filed with the SEC under the Securities Act;

(D)            the sale is made pursuant to the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable U.S. state securities Laws; or

(E)             the securities are sold in a transaction that does not require registration under the Securities Act or any applicable state Laws and regulations governing the offer and sale of securities;

and, in the case of clauses (D) or (E) above, the Lender has prior to such sale furnished to the Borrower an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Borrower;

(vi)          if an exemption from registration or qualification would otherwise be available to facilitate resale of the Note or any Conversion Shares, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note or the Conversion Shares, as the case may be, and on requirements relating to the Borrower which are outside of the Lender’s control, and which the Borrower is under no obligation and may not be able to satisfy;

(vii)         the Borrower has determined that it ceased to qualify as a Foreign Private Issuer as of August 31, 2021 (being the last business day of the second fiscal quarter of the fiscal year ended February 28, 2022), with the result that:

(A)            the Borrower ceased to be eligible to rely on the rules and forms available to Foreign Private Issuers under the U.S. Securities Act and the U.S. Exchange Act from and after March 1, 2022 (the “Domestic Issuer Transition Date”);

(B)            Rule 905 of Regulation S provides in substance that any “restricted securities” that are equity securities of a Domestic Issuer (including an issuer that no longer qualifies as a Foreign Private Issuer) will continue to be deemed to be restricted securities notwithstanding that they are acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S, and, as interpreted by Staff at the SEC, Rule 905 applies to equity securities that, at the time of issuance were those of a Domestic Issuer; and

(C)            by operation of Rule 905 of Regulation S, the Note and any Conversion Shares issued by the Borrower after the Domestic Issuer Transition Date that are subsequently resold outside the United States in compliance with the requirements of Rule 901 or Rule 904 of Regulation S will continue to be “restricted securities” and will continue to be subject to the requirement that they be represented by a physical certificate imprinted with a U.S. restrictive legend; and

(ix)           the Borrower previously has been an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, with the result that:

(A)            Rule 144 under the Securities Act may not be available for resales of the Note and the Conversion Shares;

(B)            Rule 144(i)(1) under the Securities Act states that Rule 144 is not available for the resale of securities initially issued by a shell company (other than a business combination related shell company) or an issuer that has “at any time previously” been a shell company (other than a business combination related shell company), with the result that Rule 144, as interpreted by Staff at the SEC, will not be available for the resale the Conversion Shares unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, including, without limitation:

(1)            the requirement that the Borrower have filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer shell company,

(2)            one year has elapsed from the date that the Borrower filed "Form 10 information" with the SEC, and

(3)            the Borrower shall have filed all reports and material required to be filed under section 13 during the preceding 12 months, other than Form 8-K reports; and

(x)            although the Borrower has registered its Common Shares as a class under section 12(g) of the Exchange Act by filing a registration statement with the SEC on Form 10 under the Exchange Act on June 28, 2022 (SEC File No. 000-56456 (which registration statement, as amended, constitutes “Form 10 information” as such term is used in Rule 144(i)(2) under the Securities Act, and became effective on August 27, 2022), the Borrower is not obligated to make or otherwise keep Rule 144 under the Securities Act available for resales of the Note or any Conversion Shares.

(e)            Legend. The Lender understands that the Note (and Conversion Shares if issued within four months and one day after the Original Issue Date with respect to the first two legends), when and as issued, will bear legends in substantially the following form:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [four months plus one day from the Closing Date]”;

“Without prior written approval of TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [four (4) months from the Closing Date.]

“THE SECURITIES REPRESENTED HEREBY [for the Note add: AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. [For Conversion Shares add: THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

(f)            Accredited Investor. The Lender is a newly formed entity, created specifically for the purpose of acquiring the Note. The Lender understands and acknowledges that, under Rule 501(a)(8) of Regulation D promulgated by the SEC pursuant to authority granted by the Securities Act, as interpreted by Staff at the SEC, it is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of the Lender. As such, the Lender represents that: (i) the Lender has determined that all such natural persons are themselves “accredited investors” as defined in Rule 501(a) of Regulation D; and (ii) each equity owner of the Lender is therefore an “accredited investor”.

(g)            No General Solicitation. The Lender is not purchasing the Note as a result of any form of general solicitation or general advertising (as those terms are understood pursuant to the provisions of Rule 502 of Regulation D under the. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. Neither the Lender, nor any of its officers, directors, employees, agents or members has either directly or indirectly, including, through a broker or finder engaged in any general solicitation or general advertising in connection with the offer and sale of the Note.

(h)            No Proceeds of Crime. None of the funds the Lender is using to purchase the Note represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (the “USA PATRIOT Act”), and the Lender acknowledges that the Borrower may in the future be required by law to disclose the Lender’s name and other information relating to this Agreement on a confidential basis, pursuant to the PCMLTFA and USA PATRIOT Act. To the best of its knowledge (i) none of the funds to be provided by the Lender (A) have been or will be derived from or related to any activity that is deemed criminal under the Law of Canada, the United States, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to it, and (ii) it shall promptly notify the Borrower if the Lender discovers that any of such representations ceases to be true, and to provide the Borrower with appropriate information in connection therewith.

11.            Events of Default.

(a)            Each of the following events or conditions shall constitute an “Event of Default” (whether it shall be voluntary or involuntary or come about or be effected by any Requirement of Law or otherwise):

(i)            any default in the payment of (A) the Principal Amount of the Note or (B) interest, liquidated damages and other amounts owing to the Lender, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B), is not cured within five (5) Business Days;

(ii)           any of the Loan Parties shall fail to observe or perform any other covenant or agreement contained in this Agreement (other than a breach by the Borrower of its obligations to deliver Conversion Shares to the Lender upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Lender to the Borrower and (B) ten (10) Business Days after the Borrower has become or should have become aware of such failure;

(iii)          a default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Loan Documents or (B) any other Material Contract to which the Borrower or any Subsidiary is obligated (and not covered by clause (vi) below );

(iv)          any representation or warranty made in this Agreement, any other Loan Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Lender or any other holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v)           any of the Loan Parties shall be subject to a Bankruptcy Event;

(vi)          any Loan Party shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement that (a) involves an obligation greater than US$25,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vii)         on or more judgements or decrees is entered against any of the Loan Parties by a court of competent jurisdiction involving, in the aggregate, a liability (not paid for fully covered by insurance as to which the relevant insurance company has been notified and has not denied coverage in an amount in excess of US$25,000 and all such judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

(viii)        the Security Agreement ceases for any reason to be valid, binding and in full force and effect or any Lien created by the Security Agreement ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted hereunder or thereunder;

(ix)           the Common Shares shall not be eligible for listing on the TSX-V or quotation for trading on the OTCQB Venture Market and shall not be eligible to resume listing or quotation for trading thereon within ten (10) Business Days;

(x)            the Borrower shall be a party to any Change of Control transaction;

(xi)           the Borrower shall fail for any reason to deliver certificates to the Lender prior to the fifth (5th) Business Day after a Conversion Date pursuant to Section 6 or the Borrower shall provide at any time notice to the Lender, including by way of public announcement, of the Borrower’s intention to not honor requests for conversions of the Note in accordance with the terms hereof;

(xii)          the Borrower does not meet the current public information requirements under Rule 144 promulgated by the SEC pursuant to authority granted by the Securities Act in respect of the Conversion Shares; or

(xiii)         there occurs in the judgment of the Lender a Material Adverse Effect.

(b)           Remedies Upon Event of Default. If any Event of Default shall occur and is continuing, Lender may without notice declare the outstanding Principal Amount of the Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration to be immediately due and payable and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of the Note, the interest rate on the Note shall accrue at an interest rate equal to the lesser of the Default Rate or the maximum rate permitted under applicable Law. Such acceleration may be rescinded and annulled by Lender at any time, and the Lender may exercise all rights and remedies available to it at law or in equity under this Agreement, the Security Agreement or otherwise. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

12.            Miscellaneous.

(a)            Notices. Any and all notices or other communications or deliveries to be provided by the Lender hereunder shall be in writing and delivered personally, by facsimile or e-mail, provided confirmation of transmission is mechanically or electronically generated and kept on file by the Lender, or sent by a nationally recognized overnight courier service, addressed to the Borrower, at the principal place of business set forth in this Agreement or such other facsimile number, email address or address as the Borrower may specify for such purposes by notice to the Lender delivered in accordance with this Section 12(a). Any and all notices or other communications or deliveries to be provided by the Borrower hereunder shall be in writing and delivered personally, by facsimile or e-mail, provided confirmation of transmission is mechanically or electronically generated and kept on file by the Borrower, or sent by a nationally recognized overnight courier service addressed to the Lender at the principal place of business of the Lender set forth in this Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Dallas, Texas time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 4:30 p.m. (Dallas, Texas time) on any Business Day, (iii) the third Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)            Amendments and Waivers.

(i)            No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power, or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by Law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall comply with paragraph (b)(ii) of this Section 12, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(ii)            Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Loan Parties that are parties thereto.

(c)            Expenses; Indemnity; Damage Waiver.

(i)            The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender, including the fees, charges, and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section 12(c) or (B) in connection with the Note issued in accordance with this Agreement, including all such reasonable out-of-pocket expenses incurred in connection with any restructuring, workout, or negotiations in respect of the Loan Documents or such Loan.

(ii)            The Borrower agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against, any and all claims, damages, losses, liabilities, and related expenses (including the fees, charges, and expenses of any counsel for any Indemnified Party) incurred by any Indemnified Party or asserted against any Indemnified Party by any Person (including any of the Loan Parties) other than such Indemnified Party and its Related Parties arising out of, in connection with, or by reason of:

(A)            the execution or delivery of any Loan Document or any agreement or instrument contemplated in any Loan Document, the performance by the parties thereto of their respective obligations under any Loan Document, or the consummation of the transactions contemplated by the Loan Documents;

(B)            the Note or the actual or proposed use of the proceeds therefrom;

(C)            any actual or prospective claim, investigation, litigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, whether brought by a third party or by any of the Loan Parties, and regardless of whether any Indemnified Party is a party thereto;

provided that, such indemnity shall not be available to any Indemnified Party to the extent that such claims, damages, losses, liabilities, or related expenses (x) are determined by a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of such Indemnified Party or (y) result from a claim brought by any of the Loan Parties against any Indemnified Party for breach in bad faith of such Indemnified Party’s obligations under any Loan Document, if a court of competent jurisdiction has rendered a final and non-appealable judgment in favor of the Borrower or such Loan Party on such claim. This Section 12(c) shall only apply to Taxes that represent losses, claims, damages, or similar charges arising from a non-Tax claim.

(iii)            The Borrower agrees, to the fullest extent permitted by applicable Law, not to assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, or punitive damages, as opposed to actual or direct damages, resulting from this Agreement, the Note or any other Loan Document or arising out of such Indemnified Party's activities in connection herewith or therewith (whether before or after the Original Issuance Date).

(iv)            All amounts due under this Section 12(c) shall be payable not later than ten (10) Business Days after demand is made for payment by the Lender.

(v)            The Borrower agrees that neither it nor any of its Subsidiaries will settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification or contribution could be sought under this Section 12(c) (whether or not any Indemnified Party is an actual or potential party to such claim, action, or proceeding) without the prior written consent of the applicable Indemnified Party, unless such settlement, compromise, or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, or proceeding, which consent shall not be unreasonably withheld or delayed.

(d)            Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(e)            Survival. All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under the Note is outstanding. The provisions of Section 3(c) an this Section 12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment conversion of the Note, or the termination of this Agreement or any provision hereof.

(f)            Counterparts; Integration; Effectiveness.

(i)            This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof executed by the Borrower. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic ("pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

(ii)            The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable Law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state Laws based on the Uniform Electronic Transactions Act.

(g)            Severability. If any term or provision of any Loan Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision thereof or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the applicable Loan Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(h)            Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Trial by Jury.

(i)            Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement or the other Loan Documents shall be governed by and construed in accordance with the internal Laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Texas.

(ii)            Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender or any of its Related Parties in any way relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, in any forum other than a Competent Court, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such Competent Court. Each of the parties hereto agrees that a final judgment in any such action, litigation, or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing herein or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(iii)           Consent to Service of Process. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any Competent Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Competent Court. Each Loan Party irrevocably consents to the service of process in the manner provided for notices in Section 12(a) and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(iv)          Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFOR, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(h)(iv).

(j)            Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable Law. The Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury Law or other Law which would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such as though no such Law has been enacted.

(k)            Headings. The headings contained herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by a duly authorized officer as of the Effective Date.

LEXAGENE HOLDINGS INC.

By:	/s/ John “Jack” Regan
Jack Regan, Chief Executive Officer

MERIDIAN LGH HOLDINGS 2, LLC

By:	Meridian Veterinary Capital, LLC

By:	/s/Curt Boisfontaine
Curt Boisfontaine, Manager

Exhibit A

Form of Secured Convertible Note

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY (OR THE SECURITIES ISSUABLE ON CONVERSION THEREOF) BEFORE ●, 2023.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NEITHER SECURITY MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Original Issue Date:	Principal Amount

November 1, 2022	US$1,600,000.00

SECURED CONVERTIBLE NOTE

DUE MARCH 1, 2023

FOR VALUE RECEIVED, LEXAGENE HOLDINGS INC. (the “Borrower”) having its principal place of business at 500 Cummings Center, Suite 4550, Beverly, Massachusetts 01915, hereby promises to pay to MERIDIAN LGH HOLDINGS 2, LLC, having its principal place of business at 3811 Turtle Creek Boulevard, Suite 875, Dallas, Texas 75219, or its assigns (the “Lender”), the principal sum of up to US$1,600,000.00 (the “Principal Amount”) or the aggregate of such amounts the Lender has disbursed to the Borrower pursuant to Section 3(b) of the Secured Convertible Note Agreement dated effective October 24, 2022 between the Borrower and the Lender (the “Note Agreement”) and recorded by Lender on Exhibit A to this Secured Convertible Note (the “Note”), together with all accrued interest payable as set forth in the Note Agreement on the Maturity Date or such earlier date where the Borrower elects to prepay the Note in accordance with the terms and conditions of the Note Agreement. Capitalized terms not otherwise defined herein have the meanings set out in the Note Agreement.

At any time prior to the Maturity Date the Lender may convert the Principal Amount and all accrued and unpaid interest outstanding, upon surrender of this Note at the principal office of the Borrower upon delivery of the Conversion Form attached hereto as Exhibit B, into Conversion Shares at the applicable Conversion Price in effect on the Conversion Date, determined as set forth in the Note Agreement.

The Borrower agrees that: (i) the records of the Lender with respect to advances, payments, repayments, prepayments, the unpaid principal balance of the Principal Amount and amounts owing on account of interest will be conclusive and binding on the Borrower hereunder absent manifest error; (b) this Note will be governed by and construed in accordance with the Laws of the State of Texas; (iii) this Note will be dated for reference purposes only November 1, 2022; (iv) this Note is delivered to Lender pursuant to the terms of the Note Agreement and all amendments thereto and replacement thereof, from time to time; (v) in the event of any conflict between then terms of this Note and the Note Agreement, the Note Agreement shall govern; and (vi) all words and phrases used herein and defined in the Note Agreement will have the meaning given to them therein unless otherwise defined herein.

The Borrower hereby waives presentment and demand for payment, protest and notice of protest and notice of dishonor and non-payment.

EXECUTED by the Borrower as of the date first written above.

LEXAGENE HOLDINGS INC.

Per:
Authorized Signatory

Exhibit A

Advances and Payments on the Loan

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of Note	Name of Person Making the Notation

Exhibit B

CONVERSION FORM

TO: LEXAGENE HOLDINGS INC.

All terms used herein but not defined shall have the meanings ascribed thereto in the Note Agreement.

Pursuant to Section 6 of the Note Agreement, the undersigned hereby irrevocably elects to convert the Principal Amount of US$_______________ and the accrued and unpaid interest payable thereon of US$___________ into ____________ Conversion Shares, with the terms of the Note Agreement, at the applicable Conversion Price, and directs that the Conversion Shares deliverable upon the conversion be delivered to the person indicated below.

Print name in which _________________ Conversion Shares delivered on conversion are to be registered and delivered:

Name:

(Address)	(City, State and Zip Code)

DATED this ___ day of _____________, 202__.

MERIDIAN LGH HOLDINGS 2, LLC.

By:	Meridian Veterinary Capital, LLC
its Manager

By:
Name:
Title: